Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-124702 on Form S-8 of BofI Holding, Inc. of our report dated September 20, 2010, relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Grand Rapids, Michigan

September 20, 2010